SUBLEASE AGREEMENT

The parties agree as follows:

Date of this Sublease: July 29, 2022

Parties to this Sublease:
Overtenant: Enzo Biochem, Inc
Address for notices: 527 Madison Avenue, 9th Floor, New York, NY 10022, Attn David Bench
You, the Undertenant Siemens Corporation, a Delaware corporation
Address for notices
Siemens Corporation 170 Wood Avenue South Iselin NJ 08830, Attn Lease Administration
with a required copy to
Siemens Corporation 170 Wood Avenue South Iselin, NJ 08830 Attn Real Estate Counsel

Information from Over-Lease:
Landlord. MFA 527 Madison LLC, as successor-in-interest to NY-527 Madison, L L C
Address for notices. MFA 527 Madison LLC, c/o Mitsui Fudosan America, Inc ,1251 Avenue of the Americas, NY, NY 10020, Attn Sr Vice President of Asset Management and Leasingin
Overtenant. Enzo Biochem, Inc
Address for notices 527 Madison Avenue, 9th Floor, New York, NY 10022, Attn Barry Weiner
Date of Over-Lease: 1/9/2004, 1st Amendment dated 2/22/2010, 2nd Amendment dated 6/22/2017

Term: from: January 1, 2004 to. June 29, 2028
A copy of the Over-Lease is attached as an important part of the Sublease.

Term: 1 five (5) years and ten (10) months, from September 1, 2022, to June 29, 2028 (the "Sublease Term")

Premises rented: 2 Suite 910 located on the 9th floor of the building known as and located at 527 Madison Avenue, New York, New York (the "Sublet Premises") comprising approximately 7,201 rentable square feet

Use of premises: 3 The premises may be used for general office use, including executive offices, consistent with a first class office building in Midtown Manhattan and no other purpose

Rent: 4 The yearly base rent is $ 482,467 00 You, the Undertenant, will pay this yearly base rent to the Overtenant in twelve equal monthly payments of $40,205 58, beginning on November 1, 2022 (the "Sublease Rent Commencement Date) Payments shall be paid in advance on the first day of each month during the Term

Security: 5 None

Agreement to lease and pay rent: 6 Overtenant sublets the premises to you, the Undertenant, for the Term. Overtenant states that it has the authority to do so You, the Undertenant, agree to pay the Rent and other charges as required in the Sub-lease. You, the Undertenant, agree to do everything required of you in the Sublease.

Notices: 7 All notices in the Sublease shall be sent by registered or certified mail, postage prepaid, return receipt requested or delivery by nationally recognized overnight delivery

Subject to: 8 The Sublease is subject to the Over-Lease. It is also subject to any agreement to which the Over-Lease is subject. You, the Undertenant, state that you have read and initialed the Over Lease and will not violate it in any way

Overtenant's duties: 9 The Over Lease describes the Landlord's duties. The Overtenant is not obligated to perform the Landlord's duties. If the Landlord fails to perform, you the Undertenant, must send the Overtenant a notice. Upon receipt of the notice, the Overtenant shall then promptly notify the Landlord and demand that the Over-Lease agreements be carried out. The Overtenant shall continue the demands until the Landlord performs.

Consent: 10 If the Landlord's consent to the Sublease is required, this consent must be received within thirty (30) days from the date of this Sublease If the Landlord's consent is not received within this time, the Sublease will be void In such event all parties are automatically released and all payments shall be refunded to you, the Undertenant

Adopting the Over-Lease and exceptions: 11 The provisions of the Over-Lease are part of this Sublease All the provisions of the Over-Lease applying to the Overtenant are binding on you, the Undertenant, except pursuant to paragraph 7 of the Rider to Sublease Agreement (the "Rider") which Rider is attached hereto and made a part hereof

If and to the extent that there is a conflict between the provisions contained in this Sublease and the provisions contained in the Rider, then the provisions contained in the Rider shall govern and be controlling to the extent necessary to resolve such conflict If and to the extent that there is a conflict between the provisions contained in this Sublease and the provisions contained in the Over-Lease, then the provisions contained in this Sublease shall govern and be controlling to the extent necessary to resolve such conflict

No authority: 12. You the Undertenant, have no authority to contact or make any agreement with the Landlord about the premises or the Over Lease You the Undertenant may not pay rent or other charges to the Landlord, but only to the Overtenant

Successors: 13. Unless otherwise stated, the Sublease is binding on all parties who lawfully succeed to the rights or take the place of the Overtenant or you, the Undertenant. Examples are an assign heir, or a legal representative such as an executor of your will or administrator of your estate

Changes: 14. This sublease can be changed only by an agreement in writing signed by the parties to the Sublease

Miscellaneous: 15 This Sublease may be executed in one or more counterparts, each of which shall be deemed an original Said counterparts shall constitute but one and the same instrument and shall be binding upon each of the parties hereto as fully and completely as if all had signed but one instrument. Signatures delivered electronically, including by email or portable document format (pdf), shall constitute original signatures for all purposes hereunder

Signatures:

OVERTENANT, Enzo Biochem, Inc., a New York corporation

By [signature]

Name David Bench, CFO

Its ______________________

You the UNDERTENANT
Siemens Corporation a Delaware corporation

By ______________________

Name ______________________

Its ______________________

By ______________________

Name ______________________

Its ______________________

GUARANTY OF PAYMENT WHICH IS PART OF THE SUBLEASE

Date of Guaranty: 20

Guarantor and address:

Reason for Guaranty: 1 I know that the Overtenant would not rent the premises to the Undertenant unless I guarantee Undertenant's performance I have also requested the Overtenant to enter into the Sublease with the Undertenant. I have a substantial interest in making sure that the Overtenant rents the premises to the Undertenant.

Guaranty: 2 The following is my Guaranty:
I guaranty the full performance of the Sublease by the Undertenant This Guaranty is absolute and without any condition. It includes, but is not limited to, the payment of rent and other money charges.

In addition, I agree to these other terms

Changes in Sublease have no effect: 3 This Guaranty will not be affected by any change in the Sublease, whatsoever. This includes, but is not limited to, any extention of time or renewals The Guaranty will be binding even if I am not a party to these changes.

Waiver of notice: 4. I do not have to be informed about any failure of performance by Undertenant. I waive notice of nonpayment or nonperformance.

Performance: 5 If the Undertenant fails to perform under the Sublease, the Overtenant may require me to perform without first demanding that the Undertenant perform

Waiver of jury trial: 6. I give up my right to trial by jury in any claim related to the Sublease or this Guaranty.

Changes: 7 This Guaranty of payment and performance can be changed only by written agreement signed by all parties to the Sublease and Guaranty

Signatures:

GUARANTOR

WITNESS

No authority: 12 You the Undertenant, have no authority to contact or make any agreement with the Landlord about the premises or the Over Lease You the Undertenant may not pay rent or other charges to the Landlord, but only to the Overtenant

Successors: 13 Unless otherwise stated the Sublease is binding on all parties who lawfully succeed to the rights or take the place of the Overtenant or you, the Undertenant Examples are an assign heir, or a legal representative such as an executor of your will or administrator of your estate

Changes: 14 This sublease can be changed only by an agreement in writing signed by the parties to the Sublease

Miscellaneous: 15 This Sublease may be executed in one or more counterparts, each of which shall be deemed an original Said counterparts shall constitute but one and the same instrument and shall be binding upon each of the parties hereto as fully and completely as if all had signed but one instrument. Signatures delivered electronically including by email or portable document format (pdf), shall constitute original signatures for all purposes hereunder

Signatures:

OVERTENANT Enzo Biochem, Inc , a New York corporation

By: ______________________

Name ______________________

Its ______________________

You, the UNDERTENANT
Siemens Corporation, a Delaware corporation

By:

Name Barbara Humpton

Its RC-US CEO

Hofmarcher Dietmar

Digitally signed by Hofmarcher Dietmar
DN: cn=Hofmarcher Dietmar o=Siemens
email=dietmar.hofmarcher@siemens.com
Date: 2022.03.09 17:15:50 -04'00'

By

Name Dietmar Hofmarcher,

Its Head of SRE FIN AMC 3

GUARANTY OF PAYMENT WHICH IS PART OF THE SUBLEASE

Date of Guaranty: 20

Guarantor and address:

Reason for Guaranty: 1 I know that the Overtenant would not rent the premises to the Undertenant unless I guarantee Undertenant's performance I have also requested the Overtenant to enter into the Sublease with the Undertenant I have a substantial interest in making sure that the Overtenant rents the premises to the Undertenant.

Guaranty: 2. The following is my Guaranty
I guaranty the full performance of the Sublease by the Undertenant. This Guaranty is absolute and without any condition. It includes, but is not limited to, the payment of rent and other money charges

In addition, I agree to these other terms:

Changes in Sublease have no effect: 3 This Guaranty will not be affected by any change in the Sublease, whatsoever. This includes, but is not limited to, any extention of time or renewals. The Guaranty will be binding even if I am not a party to these changes.

Waiver of notice: 4. I do not have to be informed about any failure of performance by Undertenant. I waive notice of non payment or nonperformance.

Performance: 5 If the Undertenant fails to perform under the Sublease, the Overtenant may require me to perform without first demanding that the Undertenant perform

Waiver of jury trial: 6. I give up my right to trial by jury in any claim related to the Sublease or this Guaranty.

Changes: 7 This Guaranty of payment and performance can be changed only by written agreement signed by all parties to the Sublease and Guaranty

Signatures:

GUARANTOR.

WITNESS:

RIDER TO SUBLEASE AGREEMENT

THIS RIDER (this "**Rider**") is annexed to and part of that Sublease Agreement ("**Sublease**") dated as of July 29, 2022, by and between ENZO BIOCHEM, INC., a New York corporation ("**Overtenant**"), and SIEMENS CORPORATION, a Delaware corporation ("**Undertenant**").

1. *Definitions and References*. (i) All capitalized terms used in the Sublease and this Rider, which are not defined in this Rider or the Sublease, shall have the meaning ascribed to such terms in the Over-Lease; (ii) All references to "this Sublease" shall be deemed to incorporate the terms of this Rider; (iii) All references to "the Over-Lease" shall be deemed to refer to the Over-Lease dated January 9, 2004, as amended by that certain First Amendment of Lease dated February 22, 2010 (the "**First Amendment**"), and that certain Second Amendment to Lease dated June 22, 2017 (the "**Second Amendment**"), except that references herein to a specific paragraph or section of the Over-Lease, the First Amendment or the Second Amendment, as the case may be, shall refer to that paragraph or section of the stated instrument only; and (iv) the term "**Person**," as used in this Sublease, shall mean and include natural persons, firms, corporations, partnerships, joint ventures, limited liability partnerships, limited liability companies, associations and any other private or public entities, including any government or political subdivision or agency, department or instrumentality thereof.

2. *Conflicts*. If and to the extent that there is a conflict between the provisions contained in the Sublease and the provisions contained in this Rider, then the provisions contained in this Rider shall govern and be controlling to the extent necessary to resolve such conflict. If and to the extent that there is a conflict between the provisions contained in this Sublease and the provisions contained in the Over-Lease, then the provisions contained in this Sublease shall govern and be controlling to the extent necessary to resolve such conflict.

3. *Sublease Term*. On September 1, 2022 (the "**Sublease Commencement Date**"), Undertenant acknowledges and agrees that Undertenant shall (i) accept the Sublet Premises in their then "AS-IS" condition and state of repair, subject to any and all defects therein, latent or otherwise and the representations and warranties of Overtenant expressly set forth herein, (ii) subject to Overtenant's delivery of the Sublet Premises, be in actual and legal possession of the Sublet Premises without regard to whether or not Undertenant is then in occupancy of the Sublet Premises. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER OVERTENANT, NOR ANY OF OVERTENANT'S AGENTS, HAS MADE OR MAKES, ANY WARRANTY, REPRESENTATION, COVENANT OR PROMISE, EXPRESS OR IMPLIED, IN RESPECT OF THE SUBLET PREMISES, INCLUDING, ITS FITNESS FOR USE, DESIGN OR CONDITION. Notwithstanding anything in the Sublease or this Rider to the contrary, if the Over-Lease is terminated prior to June 29, 2028 (the "**Sublease Expiration Date**") for any reason, then the term of this Sublease shall end on the last day of the term of the Over-Lease. If (a) Landlord elects to terminate the Over-Lease prior to the Sublease Expiration Date in accordance with the Over-Lease or pursuant to applicable law, then Overtenant agrees to give Undertenant notice promptly after Overtenant receives written notice of such termination from Landlord, (b) Overtenant elects to terminate the Over-Lease prior to the Sublease Expiration Date in accordance with the Over-Lease or pursuant to applicable law, then Overtenant agrees to give Undertenant notice promptly after Overtenant makes the decision to terminate (or to seek termination of) the Over-Lease but in no

event less than thirty (30) days in advance of the effective date of the termination of the Over-Lease (unless a shorter period is provided for or required by the terms of the Over-Lease), or (c) if Landlord and Overtenant mutually agree to terminate the Over-Lease prior to the Sublease Expiration Date, then Overtenant agrees to give Undertenant notice of the termination of the Over-Lease at least thirty (30) days' in advance of the effective date of the termination of the Over-Lease; provided, however, Undertenant hereby expressly acknowledges and agrees that, in each of case (a), (b) and (c), Overtenant's failure to give the required notice shall not affect the termination of the Over-Lease or the termination of the Sublease.

4. *Sublease Rent*. As a supplement to Paragraph 4 of the Sublease,

(a) The annual rent set forth in Paragraph 4 of the Sublease is hereinafter referred to as "**Sublease Fixed Rent**" and the Sublease Fixed Rent, the Electric Payment (as hereinafter defined), the Expense Payment (as hereinafter defined), the Tax Payment (as hereinafter defined) and all other sums due under this Sublease ("**Sublease Additional Rent**") are sometimes collectively referred to herein as "**Sublease Rent**". The first monthly installment of Sublease Rent (with the exception of the Expense Payment, payments of which shall begin on January 1, 2023) shall be due and payable by Undertenant on the Sublease Rent Commencement Date and applied to the monthly installment due on the Sublease Rent Commencement Date. For all subsequent months, monthly installments of Sublease Rent shall be paid in advance on the first day of each month.

(b) Sublease Rent shall be paid to Overtenant at its office at 527 Madison Avenue, Suite 920, New York, New York 10022, or such other place or to such agent and at such place, as Overtenant may designate by notice to Undertenant. Upon request of Undertenant, Overtenant will forward to Undertenant, Overtenant's account information and electronic funds transfer instructions so that Tenant can pay all Sublease Rent (as hereinafter defined) by electronic funds transfer of immediately available federal funds.

(c) *Electricity*. Undertenant agrees to deliver to Overtenant the amount of One Thousand Eight Hundred and 25/100 Dollars ($1,800.25) (the "**Electric Payment**") each month during the Sublease Term commencing on the Sublease Commencement Date for the electric services for the Sublet Premises. Overtenant has obtained or will obtain for the Premises (comprising the entire 9th Floor of the Building) electric services directly from the public utility company furnishing electric current to the Building and shall pay all amounts due for such service directly to such utility company. Undertenant agrees to comply with all of the restrictions imposed upon Tenant under the Over-Lease pursuant to Section 1.19B of the Over-Lease, as amended, and Section A7 of the First Amendment, with respect to the use of electricity at the Sublet Premises.

(d) *Expenses*.

(i) Beginning on January 1, 2023, Undertenant shall pay to Overtenant the amount, if any, by which Expenses (as defined in Section 2.01 of Exhibit B of the Over-Lease) allocable to the Sublet Premises for each calendar year during the Sublease Term exceed Expenses allocable to the Sublet Premises for the Base Year (the "**Expense Payment**"). The Expense Payment shall be calculated by Overtenant upon receipt by Overtenant of the annual notice delivered by Landlord pursuant to Section 1.01 of Exhibit B of the Over-Lease (the "**Landlord**

Estimate"). Upon receipt of the Landlord Estimate, Overtenant will determine the estimated amount by which Expenses for the calendar year exceed expenses for the Base Year, and will multiply such amount by Undertenant's Expense Pro Rata Share, to determine the Expense Payment. The Expense Payment shall be paid in twelve (12) equal monthly installments by Undertenant to Overtenant in the same manner as Sublease Fixed Rent is paid hereunder. Notwithstanding anything herein to the contrary, Undertenant shall have at least twenty-five (25) days after receipt of any revised estimate to deliver such updated monthly amount of the Undertenant's Expense Payment. For the purposes hereof, (i) "**Base Year**" shall mean the calendar year 2022, and (ii) "**Undertenant's Expense Pro Rata Share**" shall mean 3.4172%.

(ii) The payments made by Undertenant to Overtenant pursuant to Section 4(d)(i) above shall be subject to reconciliation for overpayment or underpayment by Undertenant based on actual Expenses incurred by Landlord during such applicable period, to be calculated by Overtenant upon receipt by Overtenant of the annual statement of actual Expenses required to be delivered by Landlord pursuant to Section 1.02 of Exhibit B of the Over-Lease. Within thirty (30) days of receipt of such statement by Overtenant, Overtenant shall deliver a copy of such statement and any reasonable supporting documentation received in connection therewith to Undertenant and either (i) in the case of an overpayment by Undertenant, refund the amount of such overpayment by Undertenant (after first deducting any outstanding amounts due and payable for Sublease Additional Rent under the Sublease) or (ii) in the case of an underpayment by Undertenant, issue an invoice to Undertenant, which invoice shall be due and payable by Undertenant within thirty (30) days of receipt thereof.

(e) *Taxes*.

(i) Beginning on the Sublease Rent Commencement Date, Undertenant shall pay to Overtenant, the amount, if any, by which Taxes (as defined in Section 3 of Exhibit B of the Over-Lease) allocable to the Sublet Premises for each Fiscal Year (as defined in the Over-Lease) during the Sublease Term exceed Taxes allocable to the Sublet Premises for the Base Fiscal Year (the "**Tax Payment**"). The Tax Payment shall be calculated by Overtenant upon receipt by Overtenant of the Landlord Estimate. Upon receipt of the Landlord Estimate, Overtenant will determine the estimated amount by which Taxes for the current Fiscal Year exceed Taxes for the Base Fiscal Year, and will multiply such amount by Undertenant's Tax Pro Rata Share, to determine the Tax Payment. The Tax Payment shall be paid in twelve (12) equal monthly installments by Undertenant to Overtenant in the same manner as Sublease Fixed Rent is paid hereunder. For the purposes hereof, (i) "**Base Fiscal Year**" shall mean the period beginning on July 1, 2021 and ending on June 30, 2022, and (ii) "**Undertenant's Tax Pro Rata Share**" shall mean 3.3441%.

(ii) The payments made by Undertenant to Overtenant pursuant to Section 4(e)(i) above shall be subject to reconciliation for overpayment or underpayment by Undertenant based on actual Taxes incurred by Landlord during such applicable period, to be calculated by Overtenant upon receipt by Overtenant of the annual statement of actual Taxes required to be delivered by Landlord pursuant to Section 1.02 of Exhibit B of the Over-Lease. Within thirty (30) days of receipt of such statement by Overtenant, Overtenant shall deliver a copy of such statement and any reasonable supporting documentation received in connection therewith to Undertenant and either (i) in the case of an overpayment by Undertenant, refund the amount of such

overpayment by Undertenant (after first deducting any outstanding amounts due and payable under the Sublease for Sublease Additional Rent) or (ii) in the case of an underpayment by Undertenant, issue an invoice to Undertenant, which invoice shall be due and payable by Undertenant within thirty (30) days of receipt thereof.

(f) In addition to the foregoing, Undertenant also covenants and agrees to pay all "Additional Rent" under the Over-Lease and all other amounts payable under the Over-Lease, including all charges and fees imposed upon or incurred by Overtenant under the Over-Lease by reason of Undertenant's use and occupancy of the Sublet Premises. Undertenant covenants and agrees to pay all "Additional Rent" payable under the Over-Lease with respect to the Sublet Premises that Undertenant is obligated to pay under this Sublease to Overtenant (or, at Overtenant's option, directly to Landlord) within fifteen (15) days after receipt of an invoice and reasonable supporting documentation therefor. The obligation to pay any amounts due under this Sublease shall survive the expiration or termination of this Sublease.

(g) Upon Undertenant's reasonable request given within 270 days after receiving the annual statement of Expenses, Overtenant shall have an audit or such other review as reasonably acceptable to Undertenant of Expenses completed and any applicable Objection Notice (as defined in Exhibit B of the Over-Lease) issued to Landlord, provided that Undertenant shall have approved the costs of such audit or review in advance and agreed to be responsible for 63.7% (i.e, the proportionate share of the Sublet Premises with respect to the premises leased pursuant to the Over-Lease) ("**Undertenant's Proportionate Share**") of the cost of such audit or review (subject to Landlord's responsibility for such costs as set forth in Section 4 of Exhibit B of the Over-Lease). Undertenant's Proportionate Share of any amounts refunded to Overtenant as a result of such audit or review shall be delivered to Undertenant within thirty (30) days after Overtenant's receipt thereof.

5. *Undertenant's Covenants*. As a supplement to Paragraph 6 of this Sublease, Undertenant covenants that during the term of this Sublease, unless otherwise approved by Landlord and Overtenant, Undertenant shall not do, or permit or suffer to be done, any act or omission by Undertenant, its agents, employees, officers, directors, occupants, contractors, sub-sublessees or representatives which (i) is prohibited by the Over-Lease, (ii) would in any way contravene or violate any term or condition of the Over-Lease, or (iii) would constitute a default or a "Default" under the Over-Lease.

6. *Limitation on Overtenant's Liabilities*. As a supplement to Paragraph 9 of the Sublease, provided that this Sublease remains in full force and effect, and Undertenant is not in default of any obligations hereunder beyond any applicable notice and cure period, Overtenant shall duly observe and perform every term and condition of the Over-Lease to the extent any failure to so observe or perform under the Over-Lease will materially and adversely affect Undertenant's rights or obligations with respect to the Sublet Premises; provided, however, Overtenant shall not be in default of its foregoing obligations if Overtenant's failure shall have resulted directly from any default by Undertenant in its obligations under this Sublease. Except to the extent caused by the negligence or willful misconduct of Undertenant or any of its trustees, members, principals, beneficiaries, partners officers, directors, employees and agents, Overtenant will indemnify and hold Undertenant harmless from and defend Undertenant against all claims, liabilities, losses and damages of any kind whatsoever that Undertenant may incur by reason of, resulting from or arising

directly out of Overtenant's default under the Over-Lease or breach of this Sublease. Notwithstanding anything to the contrary in this Sublease, (i) Overtenant shall not be responsible for any breach of the Over-Lease by Landlord or any non-performance or non-compliance with any provision thereof by Landlord or any breach of this Sublease caused by Landlord and (ii) in no event will Overtenant be liable for any consequential, punitive or exemplary damages arising out of or in connection with this Sublease.

7. *Incorporation of the Over-Lease*. As a supplement to Paragraph 11 of the Sublease,

(a) Except as otherwise provided for herein, wherever the terms "Tenant," "Landlord," "this Lease," "Premises," "Commencement Date", "Term", "Termination Date", "Rent" and "Additional Rent" are used in the Over-Lease, the same shall be deemed to refer to "Undertenant", "Overtenant" (only with respect to any rights of Landlord and not any duties or obligations of Landlord or any representations made by Landlord in the Over-Lease), "Sublease", "Sublet Premises", "Sublease Commencement Date", "Sublease Expiration Date", "Sublease Rent" and "Sublease Additional Rent" respectively, herein. Notwithstanding anything herein to the contrary, Undertenant shall only have those responsibilities, requirements and obligations first arising or occurring after the Sublease Commencement Date (except as provided in Section 8 hereof) and only as such responsibilities, requirement and obligations relate to Undertenant's use or occupancy of the Sublet Premises.

(b) With respect to the Over-Lease, the following shall not apply: Sections 1.03, 1.04, 1.05, 1.06, 1.07, 1.08, 1.09, 1.10, 1.19A, 3, 4.02, 6, 7, the second sentence of Section 18, 20, 26.05; Exhibits A, B (except to the extent referenced and incorporated herein pursuant to Section 4 of this Rider), C, C-1, D, F and F-1; and such other provisions and terms of the Over-Lease which are inapplicable, inconsistent with, or specifically modified by the terms of this Sublease.

(c) With respect to the First Amendment, the following shall not apply: Paragraphs A1, A2, A3, A4, A5, A6, A10, A11, and B, Exhibit A-1; and such other provisions and terms of the First Amendment which are inapplicable, inconsistent with, or specifically modified by the terms of this Sublease.

(d) With respect to the Second Amendment, the following shall not apply: Paragraphs 2.2, 2.3, 3.1, 3.2, 4, 5.1, and 5.2 (with respect to (a) only); and such other provisions and terms of the Second Amendment which are inapplicable, inconsistent with, or specifically modified by the terms of this Sublease.

(e) Notwithstanding anything contained to the contrary in this Sublease or the Over-Lease,

(i) The parties agree that unless otherwise expressly modified in this Sublease, the time limits set forth in the Over-Lease for the giving of notices, making demands, payment of any sum, the performance of any act, condition or covenant, or the exercise of any right, remedy or option, are modified for the purpose of this Sublease by shortening (in the case of a time limit applicable to Tenant thereunder) or lengthening (in the case of a time limit applicable to Landlord thereunder) the same in each instance by three (3) Business Days. Notwithstanding the foregoing, (x) the notice and cure periods for Monetary Defaults as set forth in Article 18 of the Over-Lease

and incorporated in this Sublease, (y) the 2 day timeframe for removal of Tenant's Property after termination of the Over-Lease as set forth in Article 25 and incorporated in this Sublease, and (z) the 3 day period for notices of a Permitted Transfer as set forth in Section 11.04 and incorporated in this Sublease, shall not be shortened.

(ii) Undertenant shall have the right to use the restrooms and elevator lobby on the 9th floor of the Building in common with Overtenant for their intended purposes and subject to the Building Rules and Regulations incorporated in this Sublease.

(iii) Undertenant shall not have the right to terminate this Sublease pursuant to any provision of the Over-Lease, except as provided in Articles 16 and 17 of the Over-Lease and incorporated in this Sublease. The provisions of this Sublease shall be considered an express agreement governing any case of damage or destruction of the Sublet Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

(iv) Undertenant, at its sole cost and expense, shall maintain for the benefit of Undertenant, Overtenant, Landlord and any additional insureds required under the Over-Lease, such policies of insurance as required by Section 14 of the Over-Lease. Undertenant shall furnish to Overtenant certificates of insurance evidencing such coverage prior to the Sublease Commencement Date. All indemnities and insurance coverage and obligations running in favor of Landlord under the Over-Lease (including furnishing evidence of insurance) shall run in favor of Landlord and Overtenant, and Landlord and Overtenant shall be so named in all of the insurance coverage required to be obtained and carried by Undertenant as a result of the incorporation of the provisions of the Over-Lease into this Sublease. Furthermore, in addition to the indemnities set forth in the Over-Lease, Undertenant shall indemnify and save Overtenant harmless from and against any and all liabilities, suits, obligations, fines, damages, penalties, claims, losses, costs, charges and expenses (including all legal, litigation and courts costs (including reasonable attorney's fees), expenses and disbursements for which the Overtenant is directly or indirectly liable), that are paid by, imposed upon, incurred by or asserted against, Overtenant, arising under or out of, or in connection with, or resulting from, the breach by Undertenant of any provision of this Sublease beyond any applicable notice and cure period or of the Over-Lease. Overtenant shall not be obligated to maintain any of the insurance that Landlord is obligated to maintain, but Overtenant shall continue to maintain any insurance it currently maintains or is required to maintain with respect to Leasehold Improvements in the Sublet Premises performed by or for the benefit of Overtenant prior to the date hereof.

(v) Undertenant agrees that in any case where the rights conferred upon Undertenant in this Sublease require the consent or approval of Overtenant, whether prior to the taking of any action or otherwise, it shall be a condition precedent to the taking of such action that the prior consent or approval of Landlord shall have been obtained. Overtenant shall not be required to give any consent or approval provided for hereunder because Landlord has given consent or approval with respect to the same matter, provided, however, that Overtenant's refusal to consent to or approve any matter or thing shall be deemed to reasonable if Landlord has refused to give its consent or approval to the matter or thing in question. Undertenant shall be liable for

all costs, charges or fees, imposed on Overtenant by Landlord pursuant to the express terms of the Over-Lease in connection with and request for consent of, or approval by, Landlord.

(vi) In addition to reserving all rights and remedies of Overtenant as Landlord under the Over-Lease and incorporated herein, with respect to any default or breach or failure to perform of Undertenant hereunder, which default, breath or failure to perform continues after notice and the expiration of the applicable cure period, including those remedies specified in the Over-Lease, Overtenant shall be entitled to interest at the interest rate set forth in Section 4.01 of the Over-Lease and have the right to perform on behalf of Undertenant in the event of the occurrence of any such default or breach and Undertenant shall reimburse Overtenant the cost of such substitute performance plus five percent (5%) thereof promptly after receipt by Undertenant of an invoice therefor.

(vii) If and to the extent permitted by the rules and regulations of the Building in effect from time to time or as otherwise permitted by the Landlord, Undertenant shall have the right to use, store and otherwise handle any materials considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law which may now or later be in effect without the prior consent of Landlord or Overtenant, provided that such materials and quantities thereof are customarily used, stored, or handled in connection with the Permitted Use and in compliance with all applicable laws.

(viii) Overtenant shall use reasonable efforts to cause Landlord to maintain the listings of Undertenant or any permitted transferee of this Sublease on the Building directory. Further, subject to the Landlord's approval, the name of Undertenant may be displayed on each entrance door of the Sublet Premises or on the wall next to such door, subject only to the approval of the Landlord as to the location, size, color and style of such display. Subject to the Landlord's approval, Overtenant will cause the inscriptions of the name of Undertenant on the door of the Sublet Premises or wall adjacent thereto to be completed by Landlord and the reasonable expense thereof shall be reimbursed by Undertenant within thirty (30) days after receipt of an invoice and reasonable supporting documentation therefor.

(ix) Overtenant represents and warrants to Undertenant that, (w) as of the Access Date (as defined below), the Sublet Premises will be vacant and available to Undertenant for the purposes set forth below in Section 8; (x) as of the Access Date, the Sublet Premises will be in the condition required to be kept and maintained by Overtenant pursuant to the terms of the Over-Lease; (y) the Over-Lease is in full force and effect and, there are no defaults under the terms of the Over-Lease by Overtenant or, to Overtenant's knowledge, Landlord, as of the date hereof; and (z) Overtenant has not made or caused to be made any Alterations in the Sublet Premises (including any wiring or Cable), other than Cosmetic Alterations, since the date of the Second Amendment and there are no Required Removables in the Sublet Premises. If any part of the Sublet Premises is found not to be in compliance with the foregoing warranties set forth in (x) or (y) above, then Overtenant shall correct the noncompliance promptly at its own expense after receipt of written notice from Undertenant, and if the representation in (z) above is not correct, Overtenant shall be solely responsible at its own expense for the removal of such Required Removable or Alteration as required by the Over-Lease. If the Sublet Premises are not vacant and available to Undertenant for the purposes set forth below in Section 8 as of September 1, 2022, then the Sublease Rent Commencement Date shall be extended on a day for day basis and Undertenant shall receive a per

diem credit of Sublease Fixed Rent for each day after September 1, 2022, until the Sublet Premises are vacant, available and delivered to Undertenant. In such case, the Sublease Commencement Date shall also be extended to the date on which the Sublet Premises are vacant, available, and delivered to Undertenant and the parties shall confirm such date of delivery in writing.

(x) Overtenant shall not be deemed to have made any representation made by Landlord in the Over-Lease, and, except as expressly set forth herein, Overtenant shall not be obligated:

(A) to provide any of the services or utilities that Landlord has agreed in the Over-Lease to provide (including, without limitation, services or utilities set forth in Article 7 of the Over-Lease, but excluding Overtenant's obligations with respect to electrical service as expressly provided in this Rider);

(B) to make any of the repairs or restorations that Landlord has agreed in the Over-Lease to make, including, without limitation, repairs or restorations following fire or other casualty;

(C) to comply with any laws or requirements of public authorities with which Landlord has agreed in the Overlease to comply; or

(D) to take any action with respect to the operation, administration or control of the Building or any of its public or common areas that the Landlord has agreed in the Over-Lease to take; and (subject to the below and Section 9 of the Sublease) Overtenant shall have no liability to Undertenant on account of any failure of Landlord to do so, or on account of any failure of Landlord to observe or perform any of the terms, covenants or conditions of the Over-Lease required to be observed or performed by Landlord, or on account of any other act or omission of Landlord. Undertenant shall not be entitled to any abatement or diminution of rent for any period on account of the untenantability of the Sublet Premises or otherwise (including any such abatement or diminution provided for in any of the Lease provisions incorporated herein pursuant to this Section 7 (the "**Incorporated Provisions**")); provided, that in the event Overtenant is entitled to and receives an abatement of Rent pursuant to Section 7.03 of the Over-Lease due to a Service Failure by Landlord, Undertenant shall be entitled to receive an abatement of Sublease Rent to the extent such Service Failure affects the Sublet Premises, for the period of time for which Overtenant receives such an abatement in accordance with Section 7.03 of the Over-Lease.

(xi) Overtenant agrees, upon Undertenant's request, to use reasonable efforts (excluding litigation or arbitration), to cause Landlord to provide to the Sublet Premises the services required to be provided by Landlord under the Over-Lease with respect to the Sublet Premises and cause Undertenant to have the benefit all other operating services, maintenance services, and repair services provided by Landlord under the Over-Lease, including, without limitation, the services described in Section 7.01 of the Over-Lease.

8. *Access.*

(a) Beginning on August 15, 2022 (the "**Access Date**") until the Sublease Commencement Date, notwithstanding that the Sublease Commencement Date will not yet have occurred, Overtenant shall permit Undertenant, at reasonable times designated by Overtenant, to access the Sublet Premises for the purposes of installing in the Sublet Premises furniture, fixtures, equipment and other personal property of Undertenant; provided, that, prior to the Access Date (i) Landlord has either (x) consented to this Sublease, or (y) otherwise agreed in writing to permit Undertenant to access the Sublet Premises in accordance with this Section 8, and (ii) Undertenant has obtained the insurance required to be obtained pursuant to Section 7(e)(iv) hereof. In accessing the Sublet Premises pursuant to the immediately preceding sentence, Undertenant shall use reasonable efforts to minimize interference with the business operations of Overtenant.

(b) Beginning on the Sublease Commencement Date and at all times until the Sublease Expiration Date, subject to (i) the terms and provision of this Sublease, (ii) any restrictions imposed upon the Building and the tenants thereof by Landlord from time to time and (iii) the terms and provisions of the Over-Lease, Undertenant and its employees shall have access to the Sublet Premises 24 hours per day, 7 days per week.

9. *Alterations*. With respect to Alterations (as defined in the Over-Lease) and subject to Section 7(a) hereof, Section 9.03 of the Over-Lease, as it has been amended, is incorporated herein by reference, and Undertenant shall comply with the requirements of Section 9.03 of the Over-Lease.

10. *Assignment and Subletting*. With respect to Transfers (as defined in the Over-Lease) and subject to Section 7(a) hereof, Article 11 of the Over-Lease is incorporated herein by reference, and Undertenant shall comply with the requirements of Article 11 of the Over-Lease and be permitted to make Permitted Transfers per Section 11.04 of the Over-Lease, provided that the net worth requirement in Section 11.04 shall not apply as long as Siemens Corporation or any entity Affiliated with Siemens Corporation remains liable for the obligations of the Undertenant under the terms of this Sublease. Further, notwithstanding any of the provisions hereof, Undertenant may permit any Affiliate(s) of Undertenant to use and occupy the Sublet Premises and such use and occupancy shall not be deemed to be a Transfer. To the extent required by the Over-Lease, the provisions of this Section 10 shall be subject to the consent of Landlord in all respects.

11. *Broker*. Each party covenants, warrants and represents to each other that it had no conversations or other communications with any broker, finder or consultant in connection with the subletting of the Sublet Premises to Undertenant other than CBRE and Savills. Each party (an "**Indemnifying Party**") shall indemnify, defend and hold the other party harmless against any claims, loss, liability, costs and expenses (including such other party's reasonably attorney fees) resulting from any breach by the Indemnifying Party of its foregoing representation. Pursuant to a separate agreement among Overtenant, CBRE and Savills, (a) Overtenant shall pay all commissions and other fees due to CBRE and Savills in connection with execution of this Sublease directly to Savills, and (b) Savills shall subsequently pay any commissions and other fees due to CBRE from the payment received from Overtenant.

12. *End of Term*.

(a) Notwithstanding anything contained in this Sublease (including the Incorporated Provisions), upon the expiration or earlier termination of this Sublease, whether pursuant to any of the provisions of this Sublease, the Over-Lease or by operation of law, and whether on or prior to the Sublease Expiration Date, Undertenant, at its sole cost and expense, shall quit and surrender to Overtenant the Sublet Premises, vacant, broom clean, and in the same order and condition as on the Sublease Commencement Date, with all of Undertenant's personal property (including the Included Personalty (as hereinafter defined)), furniture, equipment and trade fixtures, if any, removed from the Sublet Premises. Undertenant shall not be obligated to remove any Alteration or Required Removable that may exist in the Sublet Premises as of the Sublease Commencement Date.

(b) If Undertenant does not surrender the Sublet Premises upon the expiration or sooner termination of this Sublease, (i) Undertenant shall deliver to Overtenant the holdover rental equal to 200% of the Sublease Rent due for the period immediately preceding the holdover (on a per month basis without reduction for partial months during the holdover) as set forth in Article 22 of the Over-Lease and incorporated herein (the "**Undertenant Holdover Payment**"), and (ii) Undertenant shall indemnify and hold Overtenant harmless from and against all costs, losses, claims and liabilities (including reasonable attorneys' fees) to the extent resulting from such delay by Undertenant; provided, that if Overtenant is a holdover tenant under the Over-Lease other than solely as a result of Undertenant's holding over of the Sublet Premises, then Undertenant will only be responsible for Undertenant's Proportionate Share of such costs, losses, claims and liabilities incurred by Overtenant; and further provided, however, that any amounts payable pursuant to this clause (ii) shall not be in duplication of any amounts constituting the Undertenant Holdover Payment. In the event Overtenant shall commence proceedings to dispossess Undertenant by reason of Undertenant's default or Undertenant's holdover after the expiration of the term of this Sublease, then Undertenant shall pay, as Sublease Additional Rent, costs, disbursements, and reasonable legal fees incurred by Overtenant for each proceeding so commenced.

13. *Personal Property*.

(a) In consideration of the Sublease, Overtenant hereby conveys to Undertenant the personal property, furniture and equipment shown on Exhibit B attached hereto (the "**Included Personalty**"). For the avoidance of doubt, Included Personalty shall not include any documents or other work product of Overtenant or any personal effects of any employees, agents, officers, representatives, guests or invitees of Overtenant.

(b) Undertenant shall accept the Included Personalty in its "as is" condition as of the Sublease Commencement Date and, to the extent required by the Over-Lease, remove the Included Personalty from the Sublet Premises upon the expiration or sooner termination of this Sublease.

(c) Except as expressly set forth herein, Overtenant makes no representations or warranties with respect to the Included Personalty, except that Overtenant represents that no other Person or entity has a claim to, or a lien on, the Included Personalty.

14. *Miscellaneous*.

(a) This Sublease shall not constitute a transfer or conveyance by Overtenant to Undertenant of any estate or real property interest of any nature in the Sublet Premises other than a subleasehold.

(b) Undertenant shall not record this Sublease or any memorandum hereof.

(c) Notwithstanding anything to the contrary contained in this Sublease or Over-Lease (except as expressly provided in Article 13 of the Over-Lease and incorporated in this Sublease), to the fullest extent permitted by law, neither Overtenant nor any of its agents, officers, directors, shareholders, partners or principals (disclosed or undisclosed) shall be liable or responsible to Undertenant or to any Person claiming by, through or under Undertenant for any injury, loss or damage to Undertenant, any Undertenant Party or any other Person, or for any damage to, or loss (by theft or otherwise) of, any property of Undertenant, any Undertenant Party or of any other Person, irrespective of the cause of such injury, damage or loss, including any injury, loss or damage that may be occasioned by the acts or omissions of Persons occupying any space adjacent to or adjoining the Sublet Premises, or elsewhere in the Building, or any part thereof, or for any loss or damage resulting to Undertenant, any Undertenant Party or any of their property from water, gas, steam, fire, or the bursting, stoppage or leaking of sewer or other pipes.

(d) No property or assets of any partner (general, limited or otherwise), member, shareholder, officer, or director of Overtenant, disclosed or undisclosed, shall be subject to levy, execution, or other enforcement procedure for the satisfaction of Undertenant's remedies, and said parties shall have no personal liability, under or with respect to this Sublease, the relationship of Overtenant and Undertenant hereunder, or Undertenant's use or occupancy of the Sublet Premises. The term "Overtenant", as used in this Sublease, shall be limited to mean and include only the owner or owners at the time in question of the tenant's interest under the Over-Lease. Notwithstanding anything contained in this Sublease or in the Over-Lease to the contrary, Overtenant shall not be liable to Undertenant for (a) consequential, indirect or punitive damages or (b) damages on account of loss of business, inconvenience or annoyance, in connection with any claims arising under this Sublease.

(e) The words "herein", "hereunder", "hereinabove", "hereinafter", or similar words shall be deemed to refer to this entire Sublease, unless expressly stated to the contrary. The terms "include", "including" and words of similar import shall be construed as if followed by the phrase "without limitation".

(f) The captions of this Sublease are for convenience and reference only and in no way define, limit or describe the scope or intent of this Sublease.

(g) This Sublease may be executed in one or more counterparts, each of which shall be deemed an original. Said counterparts shall constitute but one and the same instrument and shall be binding upon each of the parties hereto as fully and completely as if all had signed but one instrument. Signatures delivered electronically, including by email or portable document format (.pdf), shall constitute original signatures for all purposes hereunder.

(h) If any provision of this Sublease shall be held by any court of competent jurisdiction to be unlawful, void or unenforceable for any reason as to any person or circumstance, such

provision or provisions shall be deemed severable from and shall in no way affect the enforceability and validity of the remaining provisions of this Sublease.

(i) This Lease shall be governed by and construed in accordance with the laws of the State of New York.

(j) This instrument contains the entire and only agreement between the parties and no oral statements or representations or written matter not contained in this instrument shall have any force or effect. This Sublease shall not be amended or modified in any way except by a writing executed by both parties.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURES IMMEDIATELY TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Rider as of the date and year first above written.

OVERTENANT: ENZO BIOCHEM, INC.

By: ______________________________
Name: David Bench
Title: CFO

UNDERTENANT SIEMENS CORPORATION

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Rider as of the date and year first above written.

OVERTENANT: ENZO BIOCHEM, INC.

By: ______________________________
Name:
Title:

UNDERTENANT SIEMENS CORPORATION

By: ______________________________
Name: Barbara Humpton
Title: RC-US CEO

By: Hofmarcher Dietmar Digitally signed by Hofmarcher Dietmar DN: cn=Hofmarcher Dietmar, o=Siemens, email=dietmar.hofmarcher@siemens.com Date: 2022.08.09 17:19:34 -04'00'
Name: Dietmar Hofmarcher
Title: Head of SRE FIN AMC 3